UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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SunAmerica Focused Series, Inc.
(Name of Registrant As Specified In Its Charter)
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February     , 2007

Dear Shareholder:

The enclosed information statement details a recent subadviser change for the Focused Small-Cap Value Portfolio (the “Portfolio”) of the SunAmerica Focused Series, Inc.  On December 6, 2006 at a quarterly meeting of the Board of Directors (the “Board”), the Board approved the termination of the current Subadvisory Agreement between Boston Partners Asset Management, LP (“Boston Partners”) and AIG SunAmerica Asset Management Corp. (“AIG SunAmerica”) and approved a new Subadvisory Agreement between Dreman Value Management, LLC (“Dreman”) and AIG SunAmerica with respect to the Portfolio.  Effective January 2, 2007, Dreman joined Allegiant Asset Management Company (“Allegiant”) and AIG SunAmerica, in each managing approximately one-third of the Portfolio’s assets.

As a matter of regulatory compliance, we are sending you this information statement, which describes the management structure of the Portfolio, the ownership of Dreman and the terms of the Subadvisory Agreement between AIG SunAmerica and Dreman, which the Board, including the Directors which are not interested persons of SunAmerica Focused Series, Inc. or AIG SunAmerica, has approved.  AIG SunAmerica will continue to serve as the Portfolio’s investment adviser and retain daily management responsibilities for approximately one-third of the Portfolio.

This document is for your information only and you are not required to take any action.  If you have any questions regarding this change, please feel free to call us at (800) 858-8850, extension 6010.  We thank you for your continued interest in AIG SunAmerica Mutual Funds.

Sincerely,

/s/ PETER A. HARBECK

Peter A. Harbeck
President and CEO
AIG SunAmerica Asset Management Corp.

SUNAMERICA FOCUSED SERIES, INC
Focused Small-Cap Value Portfolio

Harborside Financial Center

3200 Plaza 5

Jersey City, New Jersey 07311

PRELIMINARY
INFORMATION STATEMENT
REGARDING A NEW SUBADVISORY AGREEMENT WITH

DREMAN VALUE MANAGEMENT, LLC

This information statement is being provided to the shareholders of the Focused Small-Cap Value Portfolio (the “Portfolio”) of the SunAmerica Focused Series, Inc. (the “Fund”) in lieu of a proxy statement, pursuant to the terms of an exemptive order the Fund has received from the Securities and Exchange Commission (“SEC”).  The exemptive order permits the Fund’s investment adviser, AIG SunAmerica Asset Management Corp.  (“AIG SunAmerica” or the “Adviser”), to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Directors (the “Board” or the “Directors”), but without obtaining shareholder approval.  This information statement is being furnished on behalf of the Directors of the Fund.

We are not asking you for a proxy and you are requested not to send us a proxy.  This document is for informational purposes only and you are not required to take any action.

This information statement will be mailed on or about February 20, 2007, to shareholders of record of the Portfolio on January 2, 2007.  The Fund has previously sent its annual report to its shareholders.  Copies of the Fund’s most recent annual report are available, without charge, and may be obtained by writing to AIG SunAmerica Mutual Funds c/o BFDS, P.O. Box 219186, Kansas City, MO 64121-9186, or by calling (800) 858-8850, extension 6010.

Purpose of the Information Statement

This information statement is intended to inform you that on December 6, 2006, the Directors of the Fund, including a majority of Directors that are not “interested persons” of the Fund, AIG SunAmerica or the Portfolio’s subadvisers, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Disinterested Directors”), approved the termination of the Subadvisory Agreement between Boston Partners Asset Management, L.P. (“Boston Partners”) and AIG SunAmerica and approved a new Subadvisory Agreement between Dreman Value Management, LLC (“Dreman”) and AIG SunAmerica with respect to the Portfolio (the “New Subadvisory Agreement”) which agreement became effective on January 2, 2007.  This information statement also describes the terms of the New Subadvisory Agreement and provides information about Dreman and the management structure of the Portfolio.

The Fund

The Portfolio is an investment series of the Fund, a Maryland corporation.  The Fund is a management investment company, registered under the 1940 Act.  The Fund initially entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with AIG SunAmerica, located at Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311, on January 1, 1999, the continuation of which was last approved by the Board at an in-person meeting held on August 29, 2006.

Pursuant to the Advisory Agreement, AIG SunAmerica selects the subadvisers for the separate portfolios of the Fund, may manage certain portions of the portfolios, provides various administrative services and supervises the Fund’s daily business affairs, subject to general oversight and review by the Board.  The Advisory Agreement authorizes AIG SunAmerica to retain the subadvisers for the portfolios of the Fund or portions thereof for which it does not manage the assets.  AIG SunAmerica selects the subadvisers it believes will provide the portfolios with the highest quality investment services, while obtaining, within the portfolios’ investment objective, a distinct investment style.  AIG SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other considerations.

The subadvisers of the Fund act pursuant to subadvisory agreements with AIG SunAmerica that have been approved by the Directors, including a majority of the Disinterested Directors.  Their duties include furnishing continuing advice and recommendations to the relevant portions of their respective portfolio regarding securities to be purchased and sold.  The subadvisers are independent of AIG SunAmerica and discharge their responsibilities subject to the policies of the Board and the oversight and supervision of AIG SunAmerica, which pays the subadvisers’ fees.  The Adviser, not the Fund, is responsible for payment of the subadvisory fees to the subadvisers.  However, in accordance with procedures adopted by the Board, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent, and the affiliated broker-dealer may receive brokerage commissions from the portfolio of the Fund in connection therewith as permitted by Section 17(e) of the 1940 Act and the rules and interpretations thereunder and other applicable securities laws.

The New Subadvisory Agreement

Under the terms of an exemptive order that AIG SunAmerica received from the SEC, it is permitted, subject to certain conditions, to enter into agreements relating to the Portfolio with subadviser(s) that are not “affiliated,” as defined under the 1940 Act, with AIG SunAmerica (“Unaffiliated Advisers”), with approval by the Board of Directors, but without obtaining shareholder approval.  The exemptive order also permits AIG SunAmerica to employ new Unaffiliated Advisers or continue the employment of the existing subadvisers, change the terms of particular agreements with Unaffiliated Advisers or continue the employment of existing Unaffiliated Advisers after events that would otherwise cause an automatic termination of a subadvisory agreement.

Pursuant to the  Subadvisory Agreement between AIG SunAmerica and Boston Partners dated August 30, 2002 (“Previous Subadvisory Agreement”) which was last approved by the Board at an in-person meeting held on August 29, 2006, Boston Partners served as subadviser to approximately one-third of the Portfolio’s assets.  At a meeting held on December 6, 2006, the Board, including a majority of the Disinterested Directors, approved the termination of the Previous Subadvisory Agreement and approved the New Subadvisory Agreement, which became effective on January 2, 2007.  AIG SunAmerica recommended the approval of Dreman as a new subadviser to the Board in the ordinary course of its ongoing evaluation of subadviser performance and investment strategy.  This evaluation involves extensive research, including both qualitative and quantitative analysis of numerous candidate firms, their organizational structures, investment process and style, and performance records over varying periods of time.

Under the Advisory Agreement, AIG SunAmerica receives from the Fund an annual fee, accrued daily and payable monthly, at a rate equal to 1.00% of the average daily net assets of the Portfolio.  For the fiscal year ended October 31, 2006, the fee paid to AIG SunAmerica under the Advisory Agreement was $4,132,564.  For the fiscal year ended October 31, 2006, AIG SunAmerica paid subadvisers to the Portfolio an aggregate fee equal to the annual rate of 0.26% of the Portfolio’s average daily net assets, or $1,287,943.  Based on these payments to the Portfolio’s subadvisers, AIG SunAmerica retained, pursuant to the Advisory Agreement, an advisory fee rate equal to 0.74% of the Portfolio’s average daily net assets, or $2,844,621.

The Subadvisory Agreement between Dreman and AIG SunAmerica, with respect to the Portfolio, is identical in all material respects to the Previous Subadvisory Agreement other than the name of the subadviser, the date and the term of the agreement.  The Subadvisory Agreement will not result in an increase in fees to shareholders, as AIG SunAmerica, and not the Portfolio, is responsible for paying all fees payable pursuant to the Subadvisory Agreement.  A form of the Subadvisory Agreement and Amendment is attached to this information statement as Exhibit A.

Information about Dreman

Dreman, founded in 1977, is a Delaware corporation with its principal offices at Harborside Financial Center, Plaza 10, Suite 800, Jersey City, New Jersey 07311 and is an employee controlled limited liability company.  Dreman clients include registered investment companies, separate accounts and variable annuity products and individual institutional accounts.  As of December 29, 2006, Dreman had approximately $21.6 billion in assets under management.

The names and positions of the directors and the principal executive officer of Dreman are as follows:

Name	Position

David Dreman	Founder, Chairman and Chief Investment Officer

E. Clifton Hoover, Jr	Co-Chief Investment Officer and Managing Director

Mark Roach	Managing Director

F. James Hutchinson	President

Boris Onefater	Chief Financial Officer and Chief Operating Officer

Salvatore Faia	Chief Compliance Officer

Lee Delaporte	Managing Director

Mark Harrell	Managing Director

Peter C. Andersen	Director

Emily Mead	Vice President

Marc M. Kramer	Vice President of Operations

The address for the named directors and principal executive officer is Harborside Financial Center, Plaza 10, Suite 800, Jersey City, New Jersey 07311

Dreman does not provide investment advisory services to another fund that has investment objectives similar to those of the Portfolio.

Factors Considered by the Board of Directors

At a meeting held on December 6, 2006, the Board, including a majority of the Disinterested Directors, approved the New Subadvisory Agreement.  In accordance with Section 15(c) of the 1940 Act, the Board requested and the Adviser provided materials relating to the Board’s consideration of whether to approve the New Subadvisory Agreement.  In determining whether to approve the New Subadvisory Agreement, the Directors, including the Disinterested Directors, considered the following:

Nature, Extent and Quality of Services.  The Directors reviewed the nature, extent and quality of services to be provided by Dreman.  The Directors noted that Dreman would be, responsible for providing investment management services, including investment research, advice and supervision, and determining which securities will be purchased or sold by the portion of the Portfolio’s assets it is allocated to manage.    The Board reviewed Dreman’s history, structure, size, visibility and resources, which are needed to attract and retain highly qualified investment professionals.  The Board reviewed the personnel that would be responsible for providing portfolio management services to the Portfolio and concluded, based on the materials provided, and their prior experience with Dreman as a subadviser to another series of the Fund, that (i) Dreman was able to retain high quality portfolio managers and other investment personnel; (ii) Dreman exhibited a high level of diligence and attention to detail in carrying out its responsibilities as Subadviser; and (iii) that Dreman was responsive to requests of the Board and of AIG SunAmerica.  With respect to the administrative services provided by Dreman, the Board considered that Dreman provides general marketing assistance and has developed internal policies and procedures for monitoring compliance with the investment objectives, policies and restrictions of the Portfolio as set forth in the prospectus.  The Board concluded that the nature and extent of services to be provided by Dreman under the New Subadvisory Agreement was reasonable and appropriate in relation to the proposed subadvisory fees and that the quality of services reasonably expected would be high.

Investment Performance.  The Board, including the Disinterested Directors, received information regarding investment performance of Dreman.  The Board was provided with information prepared by AIG SunAmerica, based on information provided by Lipper, Inc. (“Lipper”), a Reuters company and provider of investment company data.  The Board considered that another account managed by Dreman which invests primarily in the securities of small-cap companies had consistently out-performed the Morningstar Small-Cap Value Category and the Russell 2000 Value Index over each of the past three years.

Consideration of the Subadvisory Fee and the Cost of the Services and Profits Realized by Dreman from its relationship with the Portfolio.  The Board received and reviewed information regarding the fees to be paid by AIG SunAmerica pursuant to the New Subadvisory Agreement.  To assist in analyzing the reasonableness of the fees, the Board received a report prepared independently by Lipper.  The reports showed comparative fee information of the Portfolio’s Peer Group, and rankings within the relevant Lipper category that the Directors used as a guide to help assess the reasonableness of the Subadvisory Fee.  The Board acknowledged that it was difficult to make precise comparisons with other funds in the Peer Group since the exact nature of services provided under the subadvisory agreements is often not apparent.  The Directors noted that Peer Group information as a whole was useful in assessing whether Dreman was providing services at a cost that was competitive with other similar funds.  The Directors also considered that the subadvisory fees are paid by AIG SunAmerica out of its advisory fee and not by the Portfolio, and that subadvisory fees may vary widely within a Subadviser Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs.  The Board further considered that the subadvisory fee of the Subadvisory Agreement was equal to the subadvisory fee of the Previous Subadvisory Agreement and that as a result, AIG SunAmerica would retain the same portion of the Advisory Fee.  Accordingly, the Directors considered the amount of the advisory fee paid out by AIG SunAmerica for subadvisory services, and the amount which it retained.  Additionally, the Board noted that they had reviewed Dreman’s Financial Statements at the August 2006 Board Meeting and considered whether Dreman had the financial resources necessary to attract and retain high quality investment management personnel and to perform its obligations under the New Subadvisory Agreement.  The Board did not review information regarding Dreman’s profitability relating to the New Subadvisory Agreement with respect to the Portfolio since the New Subadvisory Agreement was not yet in effect.

Economies of Scale.  The Board considered whether the shareholders would benefit from economies of scale and whether there is a potential for future realization of economies with respect to the Portfolio.  The Board concluded that any potential economies of scale would be shared between shareholders and AIG SunAmerica in an appropriate manner.

Conclusions.  Based upon the evaluation of all these factors in their totality, the Directors, including the Disinterested Directors, were satisfied that the terms of the New Subadvisory Agreement were fair and reasonable, and in the best interests of the Portfolio and the Portfolio’s shareholders.  In reaching their decision to approve the New Subadvisory Agreement, the Directors did not identify any single factor or group of factors as being all important or controlling, but based their approval on their consideration of all of the factors together.  The Disinterested Directors were also assisted by the advice of independent counsel in making this determination.

Ownership of Shares

As of December 29, 2006, there were 40,912,364 shares of the Portfolio outstanding.  As of December 29, 2006, to the knowledge of the Fund, the following persons beneficially owned or owned of record 5% or more of the outstanding shares of any class of securities of the Portfolio:

Name and Address of Shareholder	Class	Amount & Nature of Beneficial Ownership	Percentage Owned of Record

SunAmerica Focused Multi-Asset Strategy Fund 2919 Allen Parkway #L7-07 Houston, TX 77019-2111	Class A	4,675,735	38.32%

SunAmerica Focused Multi-Asset Strategy Fund 2919 Allen Parkway #L7-07 Houston, TX 77019-2111	Class A	1,122,783	9.20%

Merrill Lynch, Pierce, Fenner & Smith, Inc. for the sole benefit of its customers 4800 Deer Lake Drive East Jacksonville, FL 32246-6484	Class C	605,458	11.00%

Citigroup Global Market Inc. 333 West 34th Street New York, NY 10001-2402	Class C	367,511	6.68%

As of December 29, 2006, to the knowledge of the Fund, the Directors and principal executive officer beneficially owned shares of the Fund in the amounts indicated below:

Name of Director/Officer	Class	Amount and Nature of Beneficial Ownership	Percentage Owned in Class

William F. Devin	Class A	1,827 (a)	+

Jeffrey S. Burum	Class A	6,927 (a)	+

Peter Harbeck	Class A	13,320 (a)	+

Vinny Marra(b)	None	None	None

(a) Indicates shares beneficially owned in a non-retirement account.

(b) Mr. Marra is the principal executive officer of the Fund.

(+) Indicates ownership of less than 1% of the Fund’s outstanding shares.

The Directors and principal executive officer of the Fund as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of December 29, 2006.

Brokerage Commissions

The table below sets forth, for the Fund’s fiscal year ended October 31, 2006, the aggregate brokerage commissions paid by the Portfolio, the commissions paid to affiliated broker/dealers and the amount paid to affiliated broker/dealers as a percentage of the Portfolio’s aggregate brokerage commissions.  During the fiscal year ended October 31, 2006, the Portfolio did not pay brokerage commissions to an affiliated broker/dealer.

Aggregate Brokerage Commissions	Amount Paid to Affiliated Broker-Dealers	Percentage of Commissions Paid to Affiliated Broker-Dealers
$2,815,657	—	—

AIG SunAmerica Capital Services, Inc. (the “Distributor”) serves as distributor of the shares of the Fund.  AIG SunAmerica Fund Services, Inc. (the “Administrator”) provides certain shareholder and transfer agency services.  Both the Distributor and the Administrator are located at Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311-4992.

Shareholder Proposals

The Fund is not required to hold annual shareholder meetings, and therefore, it cannot be determined when the next meeting of shareholders will be held.  If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Fund must receive the proposal a reasonable time before the solicitation is to be made.  Whether a proposal submitted would be included in the proxy statement will be determined in accordance with applicable state and federal law.

By Order of the Directors,

/s/ VINCENT MARRA

Vincent Marra
President
SunAmerica Focused Series, Inc.

Dated: February , 2007

Exhibit A

AMENDMENT TO SUBADVISORY AGREEMENT

This Amendment to Subadvisory Agreement is made as of January 2, 2007, by and between AIG SunAmerica Asset Management Corp. (the “Adviser”), a Delaware corporation, and Dreman Value Management, LLC, a Delaware limited liability company (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated as of April 16, 2002 (the “Agreement”) under which the Subadviser furnishes investment advisory services to certain series of the SunAmerica Focused Series, Inc., a Maryland corporation (the “Corporation”); and

WHEREAS, the Adviser and Subadviser desire to amend the Agreement to reflect the addition of a new series, the Focused Small-Cap Value Portfolio, to Schedule A and to reflect the term of the Agreement with respect to such services; and

WHEREAS, this Amendment to Subadvisory Agreement has been approved by the Board of Directors of the Corporation and is not required to be approved by the shareholders of the Focused Small-Cap Value Portfolio;

NOW, THEREFORE, it is agreed between the parties as follows:

1.               Schedule A of the Agreement shall replaced with the Schedule attached hereto.

2.               The Agreement shall continue in full force and effect with respect to the Focused Large-Cap Value Portfolio until August 31, 2007, and with respect to the Focused Small-Cap Value Portfolio until August 31, 2008, in accordance with the terms set forth in paragraph 11 of the Agreement.

3.               The Subadvisory Agreement, as expressly amended hereto, shall continue in full force and effect.

AIG SUNAMERICA ASSET MANAGEMENT CORP.		DREMAN VALUE MANAGEMENT, INC.

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE A

Portfolio	Fee Rate
(as a percentage of average daily net assets)

SUBADVISORY AGREEMENT

This SUBADVISORY AGREEMENT is dated as of April 16, 2002 by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and DREMAN VALUE MANAGEMENT, L.L.C. a Delaware limited liability company (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and SunAmerica Style Select Series, Inc., a Maryland corporation (the “Corporation”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, (the “Advisory Agreement”) pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation; and

WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue shares of common stock, par value $.0001 per share,  in separately designated series representing separate funds with their own investment objectives, policies and purposes; and

WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Corporation listed on Schedule A attached hereto (the “Portfolio”), and the Subadviser is willing to furnish such services;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1.             Duties of the Subadviser.  The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Corporation.  Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto.  The Subadviser will determine in its discretion, and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Corporation is required to maintain, and will render regular reports to the Adviser and to officers and Directors of the Corporation concerning its discharge of the foregoing responsibilities.  The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Directors of the Corporation and in compliance with such policies as the Directors of the Corporation may from time to time establish and communicate to Subadviser, and in compliance with (a) the objectives, policies, and limitations for the Portfolio set forth in the Corporation’s current prospectus and statement of additional information as provided to Subadviser, and (b) applicable laws and regulations.

The Subadviser represents and warrants to the Adviser that the portion of each Portfolio set forth in Schedule A managed by it will at all times be operated and managed in compliance with all applicable federal and state laws governing its operations and investments.  Without limiting the foregoing and subject to Section 9(c) hereof, the Subadviser represents and warrants (1) that the Subadvisers management of the assets of a Portfolio will be designed to achieve qualification by each Portfolio to be treated as a “regulated investment company” under subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) compliance with (a) the provisions of the Act and rules adopted thereunder that relate to the investment of Portfolio assets, including depositing those assets in custody with institutions designated by the Corporation; and (b) applicable federal and state securities and commodities laws (other than state securities laws relating to the amount of Portfolio shares that may be sold in a particular state); provided that for purposes of Section 17(a), (d) and (e), the Subadviser shall effect compliance only in relation to its own affiliates and to affiliated persons identified to it by the Adviser.  The Subadviser further represents and warrants that only with respect to any statements or omissions made in any Registration Statement for shares of the Corporation, or any amendment or supplement thereto, made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

2.             Portfolio Transactions.  (a) The Subadviser is responsible for decisions, and is hereby authorized, to buy or sell securities and other investments for each Portfolio, broker-dealers and futures commission merchants selection, and negotiation of brokerage commission and futures commission merchants rates.  As a general matter, in executing Portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadvisers best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates.  In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities,  the firm’s risk in positioning a block of securities.  Subject to such policies as the Directors may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion.  In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Corporation and its respective affiliates, as broker-dealers or futures commission merchants to effect Portfolio transactions in securities and other investments for a Portfolio.  The Subadviser will promptly communicate to the Adviser and to the officers and the Directors of the Corporation such information relating to Portfolio transactions as they may reasonably request.  To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons.  In such event, allocation of the securities so purchased or sold, as well as the  expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates fiduciary obligations to the Portfolio and to such other clients.  The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

(b)           Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, and rewarding sales or distribution, the Adviser may direct the Subadviser to effect a specific percentage of a Portfolios transactions in securities and other investments to certain broker-dealers and futures commission merchants.  In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge: 1) all brokerage transactions are subject to best execution.  As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer of futures commission merchant designated by the Adviser provided that the Subadviser obtains best execution; 2) such direction may result in the Subadviser paying a higher commission, depending upon the Subadvisers arrangements with the particular broker-dealer or futures commission merchant, etc; 3) if the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly.  In addition, the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single (bunched) transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; and 4) Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers.  As such the Subadviser may be unable to fulfill the Advisers request for direction due to the reasons stated above.

3.             Compensation of the Subadviser.  The Subadviser shall not be entitled to receive any payment from the Corporation and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder.  As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon.  Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days’ net assets in order to calculate the daily accrual).  If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

4.             Other Services.  At the request of the Corporation or the Adviser, the Subadviser in its discretion may make available to the Corporation office facilities, equipment, personnel and other services.  Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Corporation or the Adviser at the Subadvisers cost.

5.             Reports.  The Corporation, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Corporation as each may reasonably request.

6.             Status of the Subadviser.  The services of the Subadviser to the Adviser and the Corporation are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Corporation are not impaired thereby.  The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

7.             Certain Records.  The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio that are required to be maintained by the Corporation pursuant to the requirements of Rule 31a-1 of that Act.  Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Corporation are the property of the Corporation and will be surrendered promptly to the Corporation or the Adviser on request.

The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Corporation’s auditors, the Corporation or any representative of the Corporation, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Corporation.

8.             Reference to the Subadviser.  Neither the Corporation nor the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

9.             Liability of the Subadviser.  (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser), the Subadviser shall not be subject to liability to the Adviser, its officers, directors, agents, employees, controlling persons or shareholders or to the Corporation or to any shareholder of the Corporation for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.  Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the “Indemnified Parties”) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the Subadvisers providing services under this Agreement or the sale of securities of the Corporation.

(b)           The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon breach of this Agreement by the Subadviser; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

(c)           The Subadviser shall not be liable to the Adviser its officers, directors, agents, employees, controlling persons or shareholders or to the Corporation or its shareholders for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by Subadviser and (ii) acts of the Subadviser which result from or are based upon acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Portfolio, which records are not also maintained by the Subadviser or, to the extent such records relate to the portion of the assets managed by the Subadviser, otherwise available to the Subadviser upon reasonable request.  The Adviser and Subadviser each agree that the Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating portfolio and shall comply with subsections (a) and (b) of Section 1of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) only with respect to the portion of assets of a Portfolio allocated to Subadviser.  The Adviser shall indemnify the Indemnified Parties from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Corporation and any other subadviser with respect to the portion of a Portfolios assets not allocated to the Subadviser and with respect to any other portfolio of the Corporation.

10.           Permissible Interests.  Directors and agents of the Corporation are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Corporation as Directors, or otherwise; and the Subadviser (or any successor) is or may be interested in the Corporation in some manner.

11.           Term of the Agreement.  This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Corporation.

With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Corporation, by vote of a majority of the Directors, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Corporation, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser.  With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Corporation. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto.  This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

This Agreement will also terminate in the event that the Advisory Agreement by and between the Corporation and the Adviser is terminated.

12.           Severability.  This Agreement constitutes the entire Agreement between the parties hereto.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.           Amendments.  This Agreement may be amended by mutual consent in writing, but the consent of the Corporation must be obtained in conformity with the requirements of the Act.

14.           Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act.  To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

15.           Separate Series.  Pursuant to the provisions of the Articles of Incorporation and the General Laws of the State of Maryland, each Portfolio is a separate series of the Corporation, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Corporation as a whole.

16.           Notices.  All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:		Dreman Value Management, L.L.C.
Ten Exchange Place, Suite 2150
Jersey City, NJ 07302-3913

Adviser:		SunAmerica Asset Management Corp.
The SunAmerica Center
733 Third Avenue, Third Floor
New York, NY 10017-3204
	Attention:	Robert M. Zakem
Senior Vice President and
General Counsel

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP.

By:
	Name:	Peter A. Harbeck
	Title:	President & CEO

DREMAN VALUE MANAGEMENT, L.L.C.

By:
Name:
Title: